Exhibit 10.1

SEVENTH AMENDMENT TO THE

INSPIREMD, INC. 2013 LONG-TERM INCENTIVE PLAN

This SEVENTH AMENDMENT TO THE INSPIREMD, INC. 2013 LONG-TERM INCENTIVE PLAN (this “Amendment”), dated as of June 20, 2021 (the “Effective Date”) is made and entered into by InspireMD, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the InspireMD, Inc. 2013 Long-Term Incentive Plan, as amended (the “Plan”).

RECITALS

WHEREAS, Article 9 of the Plan provides that the Company’s Board of Directors (the “Board”) may amend the Plan at any time and from time to time; and

WHEREAS, the Board desires to amend the Plan to permit a participant to assign the awards under the Plan to other types of entities, in addition to partnerships, in which all the equity holders are immediate family members of the participant.

NOW, THEREFORE, in accordance with Article 9 of the Plan, the Company hereby amends the Plan, effective as of the date hereof, as follows:

1.	The third particular of the second sentence of the second paragraph of Section 15.8 is hereby deleted in its entirety and replaced with the following:

“(iii) an entity in which all equity holders are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members,”

2.	Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof, and all awards granted under the Plan prior to the Effective Date shall continue to be governed pursuant to the terms of the Plan as in effect immediately prior to the Effective Date.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

INSPIREMD, INC.

By:
Name:	Craig Shore
Title:	Chief Financial Officer, Chief Administrative Officer, Treasurer and Secretary